SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Pacific Financial Corporation
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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



March 21, 2003







Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Financial Corporation ("Company"), to be held at The Breakers Resort located at 26th and Pacific Highway, Long Beach, Washington, on Wednesday, April 16, 2003, at 7:00 p.m.

     The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. Directors and Officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                             Sincerely,





Joseph A. Malik                              Dennis A. Long
Chairman of the Board                        President & Chief Executive Officer





          300 East Market Street o Aberdeen, WA 98520 o (360) 533-8870

                          PACIFIC FINANCIAL CORPORATION
                              300 E. Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 16, 2003
--------------------------------------------------------------------------------



     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") will be held at The Breakers Resort, 26th and Pacific Highway, Long Beach, Washington, on Wednesday, April 16, 2003, at 7:00 p.m., local time, for the following purposes:

       1. ELECTION OF DIRECTORS. To elect three directors to three-year terms, one director to a two-year term and one director to a one-year term.

       2. OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting or any subsequent adjournments. Shareholders of record at the close of business on March 21, 2003, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

         You are requested to complete and sign the enclosed form of proxy, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                         By Order of the Board of Directors





                                         John Van Dijk
                                         Secretary

Aberdeen, Washington
March 21, 2003

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                          PACIFIC FINANCIAL CORPORATION
                              300 E. Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 16, 2003
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Financial Corporation (the "Company"), the holding company for Bank of the Pacific (the "Bank"), to be used at the 2003 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at The Breakers Resort, 26th and Pacific Highway, Long Beach, Washington, on Wednesday, April 16, 2003, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 21, 2003.

                           VOTING AND PROXY PROCEDURE

         RECORD OWNERSHIP; QUORUM. Shareholders of record as of the close of business on March 21, 2003, are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of March 21, 2003, the Company had 2,512,659 shares of Common Stock issued and outstanding. Shareholders are entitled to one vote for each share of Common Stock of the Company owned on the record date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

         SOLICITATION OF PROXIES. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company and the Bank. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the proposal set forth below. If a shareholder attends the Annual Meeting, he or she may vote in person.

         REVOCATION OF PROXIES. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

         VOTING OF PROXIES BY BENEFICIAL HOLDERS. If your shares are held by a bank, broker or other holder of record and you want to attend the meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 21, 2003, the record date.

         VOTING FOR DIRECTORS. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Persons and groups who beneficially own in excess of five percent of the Company's Common Stock are required to file reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, except for shares held by management, the Company knows of no other person who owned more than five percent of the outstanding shares of Common Stock as of the record date.

         Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission (the "SEC") to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

         The following table sets forth, as of the record date, information as to the shares of the Common Stock beneficially owned by each director, by the Chief Executive Officer of the Company, by the Company's executive officers who received salaries and bonuses totaling in excess of $100,000 during the year ended December 31, 2002 ("named executive officers"), and by all present executive officers and directors of the Company as a group.

                                              Number of Shares                   Percent of
Name                                        Beneficially Owned (1)           Shares Outstanding
----                                        ----------------------           ------------------
Directors:
Gary C. Forcum                                      33,335                          1.33%
Susan C. Freese                                      3,500                            *
Duane E. Hagstrom                                   60,835                          2.42%
Robert A. Hall                                      25,120                          1.00%
Edwin Ketel                                              0                           N/A
Joseph A. Malik                                     25,645                          1.02%
Randy W. Rognlin                                    39,000                          1.55%
Douglas M. Schermer                                  7,000                            *
Sidney R. Snyder                                   124,050                          4.94%
Walter L. Westling                                  37,150                          1.48%
David L. Woodland                                   27,000                          1.07%
Robert J. Worrell                                   74,884                          2.98%

Executive Officers:
Dennis A. Long (2)                                  63,755                          2.49%
Bruce D. MacNaughton                                 4,299                            *
John Van Dijk                                       25,500                          1.01%
All Executive Officers and Directors               551,073                         21.42%
as a Group
(15 persons)
---------------

*        Less than one percent of shares outstanding.

(1) The amounts shown also include the following amounts of Common Stock each individual has the right to acquire within 60 days of March 21, 2003, through the exercise of stock options granted pursuant to the

         Company's stock option plans: Mr. Long 47,550 shares, Mr. Van Dijk 8,000 shares and Mr. MacNaughton 4,299 shares, and all executive officers and directors as a group, 59,849 shares.

(2)      Mr. Long is also a director of the Company.

CERTAIN EXECUTIVE OFFICERS

         The following summary sets forth the age, position, and the business experience during the past five years of those executive officers of the Company who are not also directors of the Company.

         BRUCE D. MACNAUGHTON (49) is the Vice President of the Company. He was appointed Executive Vice President and has served as Chief Credit Officer of the Bank since January 2002. Mr. MacNaughton has been employed in the commercial banking industry for over 29 years in various capacities. He was employed by U.S. Bank from 1983 to 2001. From 1989 to 2001, Mr. MacNaughton was a Business Banking Team Leader for U.S. Bank in central Oregon. In 2001, Mr. MacNaughton was promoted to Senior Lender of U.S. Bank with expanded responsibilities for the central and eastern Oregon region, managing a $185 million commercial and agriculture loan portfolio through a network of 21 branch offices and a staff of 18 commercial loan officers.

         JOHN VAN DIJK (55) is the Chief Financial Officer of the Company. He served as Treasurer of the Company since 1997 and as Chief Financial Officer of Bank of the Pacific since May 1996. Mr. Van Dijk was named Executive Vice President of the Company in May 2000. Previously, Mr. Van Dijk was employed in the thrift industry for 18 years. He served as Senior Vice President, Chief Financial Officer of Olympia Federal Savings, Olympia, WA from May 1991 to May 1996. From November 1988 to May 1991, he served as Vice President, Controller for Sterling Financial Group, Spokane, WA. Mr. Van Dijk served as Senior Vice President and Chief Operating Officer of Central Evergreen Savings Bank, Chehalis, WA from March 1978 to November 1988.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Board of Directors is composed of thirteen members. The Company's articles and bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year. At the Annual Meeting, four directors will be elected to the class of directors whose terms end in 2006, and one director will be elected to the class of directors whose term expires in 2004. Messrs. Ketel, Long, Malik, and Worrell, all of whom presently are serving as directors of the Company, have been nominated for election to the term ending in 2006. Mr. Schermer, who presently serves as a director of the Company, has been nominated for election to the term ending in 2004. Mr. Ketel and Mr. Schermer were appointed as directors by the Board since the last annual meeting of shareholders and will therefore be nominated for election at this meeting. It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. LONG, MALIK, WORRELL, SCHERMER AND KETEL.

         The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting. There are no family relationships among the directors and executive officers of the Company.

                                                           Year First
Name                                    Age             Elected Director                   Term to Expire
----                                    ---             ----------------                   --------------

BOARD NOMINEES

Class A
-------
Edwin Ketel                              51                   2002                              2006
Dennis A. Long                           54                   1997                              2006
Joseph A. Malik                          65                   1979                              2006
Robert J. Worrell                        64                   1982                              2006

Class B
-------
Douglas M. Schermer                      41                   2002                              2004

DIRECTORS CONTINUING IN OFFICE

Class B
-------
Gary C. Forcum                           57                   1997                              2004
Susan C. Freese                          48                   2001                              2004
Robert A. Hall                           74                   1979                              2004
Sidney R. Snyder                         76                   1971                              2004

Class C
-------
Duane E. Hagstrom                        65                   1985                              2005
Randy W. Rognlin                         46                   2001                              2005
Walter L. Westling                       68                   1979                              2005
David L. Woodland                        72                   1979                              2005



         The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

         GARY C. FORCUM was the President of Pettit Oil Company, a fuel service company, until he retired in January 1999. Mr. Forcum is a private investor and continues to serve as a director of Pettit Oil Company.

         SUSAN  C.  FREESE  is  a  pharmacist   and  joint  owner  of  Peninsula
         Pharmacies, Inc. located in Long Beach, Ocean Park, and Ilwaco. Ms. Freese was appointed to the Board August 1, 2001.

         DUANE E. HAGSTROM was named Chief Executive Officer of Bank of the Pacific in 1985 and President in 1986, capacities in which he served until his retirement in August 1997. Prior to joining Bank of the Pacific, he spent 30 years at Rainier National Bank and its predecessor, where he served in various capacities, including management positions, having last served as Vice President and Manager of their Centralia Branch.

         ROBERT A. HALL is a private investor and a partner in Northwest Health Care Linen Co., LLC in Bellingham, Washington. Previously, Mr. Hall was the owner of three convalescent homes in Washington. Mr. Hall served as Vice Chairman of the Board of the Company from March to December 1999 and of Bank of the Pacific from 1981 to 1999.

         EDWIN KETEL is a veterinarian and owns the Oceanside Animal Clinic in Seaview, WA. Dr. Ketel was appointed to the Board September 2002.

         DENNIS A. LONG currently serves as President, Chief Executive Officer, and director of the Company and the Bank. Mr. Long previously served as a director and President and CEO of Bank of the Pacific from July 1997 until December 1999. In December 1999, he was appointed President of the Company and became President and CEO in May 2001. Mr. Long previously served as President of the Southern Puget Sound District of Key Bank, N.A., Tacoma, Washington from July 1996 to April 1997. From April 1995 to July 1996 Mr. Long served as Retail Project Leader for KeyCorp, the parent company of Key Bank, N.A. He served as

         Executive Vice President and Retail Banking Manager of Key Bank of Washington, Seattle, Washington, from September 1993 to April 1995.

         JOSEPH A. MALIK has served as Chairman of the Board of the Company since December 1999 and of the Bank since January 2000. He served as the President of Grays Harbor Community College from 1972 until June 1989, following which he was the Executive Director of the Commission on Colleges until his retirement in 1997. Mr. Malik serves on the Board of Trustees of the Colorado Institute of Art and chairs the Board of Trustees of the Portland Institute of Art.

         RANDY ROGNLIN is a local construction contractor and is the President and co-owner of Rognlin, Inc., located in Aberdeen, WA. Mr. Rognlin was appointed to the Board August 1, 2001.

         DOUGLAS M. SCHERMER is a local construction contractor and is the President and owner of Schermer Construction located in Hoquiam, WA. Mr. Schermer was appointed to the Board in September 2002.

         SIDNEY R. SNYDER has served as Vice Chairman of the Board of the Company since December 1999 and previously served as Chairman of the Board of Pacific Financial Corporation from March 1999 until it merged into the Company in December 1999. Mr. Snyder also served as Chairman of the Board of Bank of the Pacific from 1971 until November 2000. He has been the owner of Sid's Food Market in Seaview, Washington since 1953. Mr. Snyder has been a member of the Washington State Senate since 1990, currently serving as Senate Majority Leader. He is also a director of Columbia Banking System, Inc. and Columbia State Bank, Tacoma, Washington.

         WALTER L. WESTLING is the President of Schaben & Westling, a trucking company.

         DAVID L. WOODLAND was the President of Earl C. Woodland, Inc., Real Estate & Insurance, from 1957 until 1991, when he retired.

         ROBERT J. WORRELL Mr. Worrell served as director, President and CEO of The Bank of Grays Harbor from 1982 and as Chief Executive Officer of the Company from January 2000 until his retirement in May 2001. He previously served as President and CEO of the Company from 1997 until December 1999.



                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through meetings of the Board and through respective committees established by the Company and the Bank. During 2002, the Board of Directors of the Company held 13 meetings. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he served.

         In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit Committee and an Executive Committee. The full Board of the Company serves as the Compensation Committee. The Board does not have a nominating committee.

COMMITTEE MEMBERSHIP

         AUDIT COMMITTEE. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of independent auditors; review and approve any major accounting policy changes affecting operating results; review the arrangements for and scope of the independent audit and the results of the audit; review the scope of non-audit services performed by the independent auditors; ensure that the auditors are in fact independent; and establish and monitor policies to prohibit unethical, questionable, or other illegal activities by employees of the Bank. The Audit Committee also is responsible for reviewing the annual and other reports to the "SEC" and the annual report to shareholders. The Audit Committee met four times during 2002. Current members of the Committee are Ms. Freese and Messrs. Forcum, Hagstrom (chairman), Hall, Rognlin, Westling, and Woodland.

         EXECUTIVE COMMITTEE. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise the power of the Board of Directors except with respect to a limited number of matters which include amending the Articles of Incorporation or the Bylaws, adopting an agreement of merger or consolidation for the Company or any of its subsidiaries and recommending to the shareholders a merger of the Company or any of its subsidiaries, sale of all or substantially all its assets or the dissolution of the Company. Current members of the Committee are Messrs. Long, Malik, Snyder, and Worrell.

                              DIRECTOR COMPENSATION

         Directors of the Company (including directors who are also employees) currently receive director's fees of $1,000 per month, and $100 per special meeting in addition to regular monthly meetings. The Chairman of the Board currently receives a fee of $1,500 per month, and $100 per special meeting in addition to regular monthly meetings. Directors may defer their directors' fees under the Company's deferred compensation plan.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the compensation received by the Chief Executive Officer of the Company and to the two other executive officers of the Company for services rendered in all capacities during the last three fiscal years. The Bank pays all compensation of the three named executive officers.

                           SUMMARY COMPENSATION TABLE

------------------------------- -------------------------------------------------- ---------------- ------------------
                                                                                      Long-Term
                                                                                    Compensation
                         Annual Compensation (1)                                        Awards
------------------------------- ------------- ------------------- ---------------- ---------------- ------------------
                                                                                     Securities        All Other
                                                                                     Underlying      Compensation
Name and Principal Position         Year        Salary ($)(2)        Bonus ($)       Options (#)         ($)(3)
------------------------------- ------------- ------------------- ---------------- ---------------- ------------------
Dennis A. Long                      2002             $160,000      $114,870              -0-          $9,000
President and Chief Executive       2001             $145,007      $104,069            75,000         $7,875
Officer                             2000             $138,755      $118,279              -0-          $8,388
------------------------------- ------------- ------------------- ---------------- ---------------- ------------------
Bruce D. MacNaughton (4)            2002              $94,520          $-0-            21,496         $3,980
Executive Vice President and

Chief Credit Officer
------------------------------- ------------- ------------------- ---------------- ---------------- ------------------
John Van Dijk                       2002             $100,000       $40,205              -0-          $8,045
Executive Vice President  and       2001              $97,982       $50,000            20,000         $7,608
Chief Financial Officer             2000              $93,917       $45,000              -0-          $7,147
------------------------------- ------------- ------------------- ---------------- ---------------- ------------------

(1) None of the named executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding 10% of the executive's total annual salary and bonus for each year.
(2)      Amounts shown include director fees received.
(3) Amounts shown represent contributions to Bank of the Pacific's 401(k) Profit Sharing Plan.
(4)      Mr. MacNaughton joined the Company in January 2002.

EMPLOYMENT AGREEMENTS

         The Bank has entered into employment agreements with its three executive officers, Dennis A. Long, Bruce MacNaughton and John Van Dijk. The employment agreements provide for a term of one year for Mr. Long, two years for Mr. MacNaughton and three years for Mr. Van Dijk, in each case beginning January 2, 2003. The agreements provide for a minimum salary of $158,000 for Mr. Long, $102,500 for Mr. MacNaughton and $104,000 for Mr. Van Dijk. Mr. Long's agreement is renewable for an additional one-year term; Mr. Van Dijk's agreement is renewable at the end of three years for an additional three-year term.

         The employment agreements with Messrs. Long, MacNaughton and Van Dijk provide that if (a) the employee is terminated by the Bank without cause or receives notice of nonrenewal in the absence of a change in control of the Bank, the employee will be entitled to receive salary from the date of the notice for the balance of the then current term or for twelve months from the date of notice, whichever is longer, or (b) the employee is terminated by the Bank within two years after a change in control (or, in Mr. Long's case, within two years after or nine months prior to a change in control) other than by reason of death or disability or for cause, the employee will be entitled to receive a payment equal to (x) in the case of Mr. Long, three times the highest amount of annual compensation reported for tax purposes during the prior three calendar years, (y) in the case of Mr. Van Dijk, three times the base compensation paid during the prior calendar year, and (z) in the case of Mr. MacNaughton, a payment equal to two times the base compensation paid during the prior calendar year. A change in the employee's position without his consent following a change in control will be deemed a termination.

         Each of the employment agreements provides that any stock options or restricted stock awards held by the employee will be immediately vested in full upon termination of employment by the Bank other than for cause. Amounts payable under the employment agreements are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

         The employment agreements also include provisions regarding nondisclosure of confidential information concerning the Bank and an agreement not to compete with the Bank for two years in the counties in which it is operating at the time of termination. The employees will be required to pay the Bank $100,000 for each breach of the confidentiality provisions and $250,000 for each breach of the noncompete provisions. The Bank may also seek injunctive relief from a court to enforce the provisions.

         If an employee provides written notice of termination of employment or nonrenewal of his employment agreement less than 90 days prior to the termination date or expiration of the then current term, the agreement requires the employee to pay liquidated damages to the Bank ranging from $5,000 to $25,000.

         A "change in control" means a change in ownership or effective control of the Bank or ownership of a substantial portion of its assets as defined in
Section 280G of the Code. "Cause" includes dishonesty; fraud; commission of a felony or of a crime involving moral turpitude; deliberate violation of statutes, regulations, or orders; destruction or theft of Bank property or assets of customers of the Bank; and the employee's refusal to perform or gross negligence in the performance of his duties or misconduct materially injurious to the Bank.

STOCK OPTIONS

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning individual grants of stock options under the Company's 2000 Stock Incentive Compensation Plan to the named executive officers during the year ended December 31, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------
                                                  Individual Grants
----------------------------------------------------------------------------------------------------------------------
                                Number of          % of Total
                                Securities       Options Granted
                                Underlying       to Employees in                                         Grant Date
                             Options Granted       Fiscal Year         Exercise       Expiration Date  Present Value
           Name                    (1)                                 Price (2)                            (3)
--------------------------- ------------------- ------------------ ------------------ ---------------- ---------------
Bruce D. MacNaughton              21,496               90%              $23.26            1-07-12         $65,563
--------------------------- ------------------- ------------------ ------------------ ---------------- ---------------

(1) Options generally become exercisable cumulatively in five equal annual installments beginning one year after the date of grant; provided that an option may become exercisable in full in the event of a change in control of the Company unless the option will remain outstanding after the change in control, the option is assumed by the surviving corporation, the surviving corporation does not substitute options with substantially the same terms, or the Board of Directors decides otherwise in its sole discretion. No stock appreciation rights were granted by the Company during 2002.

(2) The exercise price equals the per share fair market value of the Common Stock on the date of grant.

(3) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 18.87 percent were based on monthly stock price data for the Company; (ii) the risk-free rate of return (5.59%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (10 years) of the options; and (iii) a dividend yield of 5.67%. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

         OPTION EXERCISE/VALUE TABLE. The following information with respect to stock options exercised during the fiscal year ended December 31, 2002, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


=============================================================================================================================

                             Shares
                           Acquired on      Value            Number of Securities                Value of Unexercised
                           Exercise(#)     Realized         Underlying Unexercised             In-the-Money Options at
          Name                               ($)              Options at Year End                Fiscal Year End (1)

------------------------- -------------- ------------- ---------------------------------- -----------------------------------
                                                        Exercisable      Unexercisable      Exercisable      Unexercisable
------------------------- -------------- ------------- --------------- ------------------ ---------------- ------------------

Dennis A. Long                6,000      $   58,260          47,550           45,000        $  253,810        $125,100
------------------------- -------------- ------------- --------------- ------------------ ---------------- ------------------

Bruce D.                          0               0           4,299           17,197            $7,480        $ 29,923
MacNaughton
------------------------- -------------- ------------- --------------- ------------------ ---------------- ------------------

John Van Dijk                 9,500        $114,000           8,000           12,000           $22,240        $ 33,360
========================= ============== ============= =============== ================== ================ ==================


(1) On December 31, 2002, the market value of the Common Stock was $25.00, based on trades reported to the Company in its capacity as transfer agent for the Common Stock. There is no established public trading market in the Common Stock. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and to have a value equal to the excess of $25.00 over the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EQUITY COMPENSATION PLAN INFORMATION. The following table summarizes share and exercise price information about the Company's equity compensation plans as of December 31, 2002.

                                                     (a)                     (b)                           (c)
                                                Number of securities      Weighted-average          Number remaining
                                                 to be issued upon          exercise price           available for future
                                                    exercise of             of outstanding          issuance under equity
                                                outstanding options,       options, warrants        compensation plans
                                                warrants and rights            and rights           (excluding securities
                                                                                                   reflected in column (a))

              Plan Category                     -------------------       -----------------        -------------------------
              -------------

Equity compensation plans
approved by security holders:                       141,496                    $22.41                    358,504

Equity compensation plans not approved

by security holders:                                -------                    -------                   -------
------------                                     -------------

Total                                               141,496                    $22.41                    358,504

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors reports to the Board and is responsible for reviewing the Company's accounting policies and system of internal controls, making recommendations to the Board regarding the engagement of outside auditors, reviewing the arrangements for and scope of the audit and the results of the audit, and monitoring the independence of the auditors. The Audit Committee is comprised of five directors, all of whom are independent as defined in Rule 4200(a)(14) of the listing standards for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that Duane E. Hagstrom and Gary Forcum are "audit committee financial experts" as defined under the SEC's proxy disclosure rules. A written charter for the Audit Committee, a copy of which is attached to this proxy as Appendix A, was adopted by the Board of Directors during the year ended December 31, 2002.


         In discharging its responsibilities, the Audit Committee has met with management and the Company's independent auditors, McGladrey & Pullen, LLP, to review the Company's accounting functions and the audit process and to discuss the audited financial statements for the year ended December 31, 2002. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those regarding communications with audit committees. The Audit Committee also discussed with the independent auditors their independence and obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."


         Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Gary C. Forcum                               Susan Freese

Robert A. Hall                               Duane E. Hagstrom (Committee Chair)

Randy Rognlin                                Walter Westling

David Woodland

REPORT OF THE COMPENSATION COMMITTEE

         The Board of Directors acts as the Compensation Committee (the "Committee") with responsibility for establishing and implementing all compensation policies of the Company and the Bank, as well as setting the compensation for the executive officers of the Bank. The Committee is also responsible for evaluating the performance of the President and Chief Executive Officer and approving an appropriate compensation level. The President evaluates the performance of the Executive Vice Presidents and recommends to the Committee individual compensation levels for approval by the Committee. Mr. Long did not participate in Committee actions on his compensation.

         The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Company; (ii) to provide levels of compensation competitive with those offered throughout the banking industry; (iii) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (iv) to integrate the compensation program with the Company's long-term strategic planning and measurement processes.

         The current compensation plan involves a combination of salary, bonuses to reward short-term performance, 401(k) Profit Sharing Plan, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews industry peer group surveys to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

         A cash incentive compensation plan is in effect for the officers of the Company and the Bank, which is designed to compensate for performance during the year. The plan provides for year-end bonuses calculated under a formula based on the Company's equity as of the beginning of the year. No bonuses are paid unless the Company's pre-tax return on equity for the year, before taking into account income taxes, accrual for incentive payments, extraordinary revenues or expenses not directly associated with normal bank operations, and certain other items, exceeds 22%. If the pre-tax return on equity threshold is reached, the Company contributes to the bonus pool a dollar amount equal to 5 percent of earnings yielding a 20 percent pre-tax return on equity, 10 percent of any amount above 20 percent up to a 30 percent pre-tax return on equity, and 15 percent of the amount attributable to a pre-tax return on equity above 30 percent. The bonus pool is divided among officers and employees based on their levels of responsibility.

         Stock options are the Company's primary long-range compensation program designed to reward performance that benefits shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in the Company. Options issued to employees are at a price equal to the market value of the Common Stock on the date of grant. The amount of options granted to an employee is based on the employee's performance and relative responsibilities within the Company. During the fiscal year ended December 31, 2002, the Committee granted stock options for a total of 21,496 shares to one executive officer of the Company and stock options for a total of 2,500 shares to other officers of the Company or the Bank. The Chief Executive Officer and Chief Financial Officer of the Company received sizeable option grants in 2001 and were not granted additional stock options in 2002.

COMPENSATION COMMITTEE: Joseph A. Malik (Chair), Gary C. Forcum, Susan C. Freese, Duane E. Hagstrom, Robert A. Hall, Edwin Ketel, Dennis A. Long (C.E.O./President), Randy W. Rognlin, Douglas M. Schermer, Sidney R.Snyder, Walter L. Westling, David L. Woodland, and Robert J. Worrell.

STOCK PERFORMANCE GRAPH


         PERFORMANCE GRAPH. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the S&P 500 and Nasdaq Bank Index. Total return assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

--------------------------------------------------------------------------------

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

--------------------------------------------------------------------------------
[OBJECT OMITTED]

                                                     Period Ending
                                                     -------------

                                          ------------ ------------ ------------ ------------ ----------- ------------
Index                                      12/31/97     12/31/98     12/31/99     12/31/00     12/31/01    12/31/02
-----                                      --------     --------     --------     --------     --------    --------
----------------------------------------- ------------ ------------ ------------ ------------ ----------- ------------
Pacific Financial Corporation                 $100.00      $143.38      $162.56      $142.77     $150.65      $154.57
S&P 500                                        100.00       127.97       155.04       142.28      125.36        97.66
Nasdaq Bank Index                              100.00        89.87        84.62       103.37      116.35       124.36


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of any registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. Executive officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all of the Company's officers, directors and 10 percent shareholders complied with all applicable Section 16(a) filing requirements during 2002, except that Dennis A. Long, a director and officer of the

Company, and John Van Dijk, an officer of the Company, each filed one Section 16(a) report relating to one transaction after its due date.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors serves as the Compensation Committee of the Board. Accordingly, Messrs. Forcum, Hagstrom, Hall, Ketel, Long, Malik, Rognlin, Schermer, Snyder, Westling, Woodland, and Worrell, and Ms. Freese served on the Compensation Committee during 2002. Mr. Long is the President and Chief Executive Officer of the Company. Mr. Hagstrom was Chief Executive Officer and President of Bank of the Pacific for more than 10 years until his retirement in 1997. Mr. Worrell was Chief Executive Officer and President of The Bank of Grays Harbor for more than 19 years until his retirement in 2001.

         Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.

                                    AUDITORS

         McGladrey & Pullen, LLP has been selected as the Company's independent auditors for 2003, and performed the audit of the Consolidated Financial Statements of the Company and the Bank for the year ended December 31, 2002. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

         On September 4, 2001, the Company was notified that McGladrey & Pullen, LLP, had acquired the attest assets of Knight Vale & Gregory PLLC, and that Knight Vale & Gregory PLLC would no longer be the Company's independent accountants. Knight Vale & Gregory PLLC's report on the Company's consolidated financial statements for the year ended December 2000, neither contained an adverse opinion or disclaimer nor was there any disagreements between the Company and Knight Vale & Gregory PLLC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. Based on the recommendations of the Company's Audit Committee, the Board of Directors approved the engagement of McGladrey & Pullen, LLP, as the Company's independent accountants.


AUDIT FEES

         The aggregate fees, including out-of-pocket expenses, billed by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company's annual financial statements during the year ended December 31, 2002, and their review of the financial statements included in its quarterly reports on Form 10-Q for that fiscal year were $63,550.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During 2002, McGladrey & Pullen, LLP did not provide any professional services to the Company with regard to financial information systems design and implementation.

ALL OTHER FEES


         Fees, including out-of-pocket expenses, billed for services provided to the Company by McGladrey & Pullen, LLP and affiliated entity RSM McGladrey during 2002, other than the services described above under "Audit Fees," were $42,876. Of these fees $6,014 related to tax services and $36,682 related to Compliance, Data Processing and Other consulting fees. The Audit Committee of the Board has considered whether the provision of these services to the Company is compatible with maintaining the independence of the Company's independent auditors.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials of the Company for the 2004 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 300
E. Market Street, Aberdeen, Washington, no later than November 22, 2003. Any such proposals shall be subject to the requirements of the SEC's proxy rules. In addition, if the Company receives notice of a shareholder proposal after February 5, 2004, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

         NOMINATION OF CANDIDATE FOR DIRECTOR. Other nominations for director, if any, may be made only in accordance with the prior notice provisions contained in the Company's Articles of Incorporation. These notice provisions, require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the date of the annual meeting (or, if the Company provides less than 21 days notice of such meeting, no later than seven days after the date on which notice was mailed to shareholders).

                                  MISCELLANEOUS

         The Company's 2002 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on March 21, 2003. Any shareholder that has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

         A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, INCLUDING BENEFICIAL OWNERS, OF THE COMMON STOCK AS OF MARCH 21, 2003, UPON WRITTEN REQUEST TO SANDRA KEY, EXECUTIVE SECRETARY, PACIFIC FINANCIAL CORPORATION, 300 E. MARKET STREET, P.O. BOX 1826, ABERDEEN, WASHINGTON 98520.

                                              By order of the Board of Directors

Aberdeen, WA                                  John Van Dijk
March 21, 2003                                Secretary

                                                                      APPENDIX A

              PACIFIC FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER


The  Audit  Committee  is  appointed  by  the  Pacific   Financial   Corporation
("Company") Board of Directors ("Board") to assist the Board in monitoring:

              o  the integrity of the financial statements of the Company,

              o the compliance by the Company with applicable legal and regulatory requirements, and

              o the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee will meet the independence and financial experience requirements of the Nasdaq Stock Market, Inc. Members of the Audit Committee will be appointed by the Board.

The Audit Committee will have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make timely reports to the Board detailing Committee actions.

The Audit Committee has the responsibilities and powers as set forth in this Charter, however,

              o It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles which is the responsibility of management and the independent auditor.

              o Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent audit or to assure compliance with applicable laws and regulations.

Duties, Responsibilities and Powers of the Audit Committee:

          Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          Review the annual audited financial statements with the Company's management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Forms 10-Q.

          Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          Review  major  changes  to  the  Company's   auditing  and  accounting
          principles and practices as suggested by the independent auditor, internal auditors or management.

          Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          Review and approve the fees to be paid to the independent auditor.

          Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

          Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          Review the appointment and replacement of the senior internal auditing executive.

          Review the significant reports to management prepared by the internal auditing department and management's responses.

          Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

          Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary entities are in conformity with applicable legal requirements.

          Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

              o Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

              o Any changes required in the planned scope of the internal audit.

              o The internal audit department responsibilities, budget and staffing.

          Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

          Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

                          PACIFIC FINANCIAL CORPORATION
                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID WOODLAND and DUANE HAGSTROM, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to present and to vote, as designated below, all the shares of common stock of Pacific Financial Corporation, held of record by the undersigned on March 21, 2003, at the Annual Meeting of Shareholders to be held on April 16, 2003, or any adjournment of such Meeting.

1.  ELECTION OF DIRECTORS

    A.  I vote FOR all nominees listed below.  [  ]

    B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below. [ ]

                Edwin Ketel  o   Dennis A. Long. o   Joseph A. Malik
                     Douglas M. Schermer o Robert J. Worrell

    C.  I WITHHOLD AUTHORITY to vote for all nominees listed above.  [  ]

2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITHIN THE SPECIFICATION SO MADE.

      Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

      The Board of Directors recommends a vote "FOR" the Election of Directors.

---------------------, 2003


---------------------------
Signature of Shareholder


---------------------------
Signature of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.